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                                                             Exhibit 24


                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned do hereby appoint J. Daniel Stinnett and Jeffery D. Aberdeen, or either of them, attorney for the undersigned to sign the Annual Report on Form 10-K of Commerce Bancshares, Inc., for the fiscal year ended December 31, 1997, together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, with respect to Commerce Bancshares, Inc., with full power and authority in either of said attorneys to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person.

    IN WITNESS WHEREOF, the undersigned have executed these presents this 6th day of February, 1998.


                                                   s/ Giorgio Balzer

                                                   s/ Fred L. Brown

                                                   s/ James B. Hebenstreit

                                                   s/ David W. Kemper

                                                   s/ Jonathan M. Kemper

                                                   s/ Terry O. Meek

                                                   s/ Benjamin F. Rassieur III

                                                   s/ L.W. Stolzer

                                                   s/ Andrew C. Taylor

                                                   s/ Robert H. West